Exhibit Filing Fees

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

AMERCO

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-9L	457(r)	$1,543,000	100%	$1,543,000	0.0000927	$143.04
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-10L	457(r)	$1,164,000	100%	$1,164,000	0.0000927	$107.90
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-11L	457(r)	$525,000	100%	$525,000	0.0000927	$48.67
Fees previously paid	Debt	Fixed Rate Secured Notes Series UIC 9L-11L	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Debt	Fixed Rate Secured Notes Series UIC-17K	415(a)(6)	$525,000	-	$525,000	-	-	S-3	333-235872	January 10, 2020	$48.67
	Debt	Fixed Rate Secured Notes Series UIC-3L	415(a)(6)	$1,543,00	-	$1,543,000	-	-	S-3	333-235872	January 10, 2020	$143.04
	Debt	Fixed Rate Secured Notes Series UIC-5L	415(a)(6)	$1,164,00	-	$1,164,000	-	-	S-3	333-235872	January 10, 2020	$107.90
	Total Offering Amounts					$6,464,000	-	$299.61
	Total Fees Previously Paid					-	-	$299.61
	Total Fee Offsets					-	-	$0
	Net Fee Due					-	-	$0

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration on Form S-3 (Registration No. 333-235872), in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2) Pursuant to Rule 415(a)(6) under the Securities Act, the registrant carried forward $136,699,100 of unsold securities that had been previously registered on its registration statement on Form S-3 (file no. 333-215546) (the “Unsold Securities”), and $4,161 in associated filing fees previously paid by the registrant in connection therewith, to its registration statement on Form S-3 (file no. 333-215546), and used $37,429,500 of such unsold securities and $4,161 of such previously paid filing fees in connection with offerings of securities under registration statement on Form S-3 (file no. 333-235872) filed on January 10, 2020 (the “Previously Paid Fees”). Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, $299.61 of the Previously Paid Fees is available to, and is used to, offset current registration fees with respect to the securities offered hereunder for Series UIC 9L to 11L, in full. After giving effect to the foregoing, $80,604,600 of the Unsold Securities remain available under the registration statement on Form S-3 (file no. 333-235872).